EXHIBIT 10.26

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

CORAUTUS GENETICS INC.

AND

MILLENNIUM PARTNERS, L.P.

MARCH 3, 2004

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into on the 3rd day of March, 2004 by and between Corautus Genetics Inc., a Delaware corporation (the “Company”), and Millennium Partners, L.P. (“Purchaser”).

IN CONSIDERATION OF the premises and the mutual representations and warranties, agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE 1

Definitions

1.1 Certain Defined Terms. For purposes of this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Claims and Losses” means, with respect to any Person, any and all claims, actions, suits, judgments, settlements, liabilities, losses, damages, awards, interest, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) actually suffered or incurred by such Person.

(b) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(c) “Company Disclosure Schedule” means the disclosure schedule of the Company attached hereto as Exhibit D.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Material Adverse Effect” means, with respect to any Person, any circumstance, change or effect that: (i) is or is reasonably likely to be materially adverse to the business, assets, operations, results of operations, prospects, liabilities (including, without limitation, contingent liabilities) or the financial condition of such Person and its Subsidiaries, taken as a whole, or (ii) is reasonably likely to materially adversely effect the ability of such Person to consummate the transactions contemplated by this Agreement.

(f) “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed a person under Section 13(d)(3) of the Exchange Act.

(g) “Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(h) “Prospectus” means a prospectus, including any amendment or supplement thereto, included in the Registration Statement at the time of its effectiveness.

(i) “Purchaser Disclosure Schedule” means the applicable disclosure schedule of Purchaser attached hereto as Exhibit E.

(j) “Registration Statement” means a registration statement on Form S-3 or another appropriate form filed by the Company with the SEC covering the resale, from time to time, of the Shares and Warrant Shares by the Purchaser.

(k) “SEC” means the Securities and Exchange Commission.

(l) “SEC Reports” means (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (ii) the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003, (iii) all proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since January 1, 2003, and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since January 1, 2003.

(m) “Securities Act” means the Securities Act of 1933, as amended.

(n) “Strategic Event” means any merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transactions or series of transactions involving the Company or material development in the Company’s product approval that has not been publicly announced.

(o) “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the board of directors or similar governing body, or (iii) is a general partner, excluding such partnerships where such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership.

1.2 Additional Definitions. The following capitalized terms have the meanings set forth in the Sections of this Agreement set forth below:

Definition	Location
“Agreement”	Preamble
“Closing”	3.1
“Closing Date”	3.1
“Company”	Preamble
“Company Indemnified Party”	7.3
“Notice”	8.1
“Purchase Price”	2.3
“Purchaser”	Preamble
“Purchaser Indemnified Party”	7.2
“Shares”	2.1
“Unit”	2.1
“VGI”	4.1
“Warrant” or “Warrants”	2.1
“Warrant Shares”	2.1

ARTICLE 2

Purchase and Sale of Common Stock and Warrants

2.1 Units. For purposes of this Agreement, each “Unit” means and shall be comprised of twenty shares (the “Shares”) of the Company’s Common Stock and the right to purchase one share of the Company’s Common Stock at an exercise price per share equal to one hundred twenty five percent (125%) of the closing price of one share of the Company’s Common Stock on the American Stock Exchange on the trading day immediately preceding the Closing Date. The foregoing right shall be aggregated and represented by a warrant (“Warrant”) to purchase such shares of the Company’s Common Stock (the “Warrant Shares”) in substantially the form set forth in Exhibit B attached hereto.

2.2 Purchase and Sale of Units. Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, the number of Units set forth on Exhibit A attached hereto.

2.3 Purchase Price; Allocation. The purchase price payable by Purchaser for the Units to be purchased hereunder (the “Purchase Price”) shall be equal to the number of Units to be purchased by Purchaser multiplied by $119.68, as set forth in Exhibit A attached hereto. The Purchase Price for each Unit shall be allocated as follows: (a) $5.9835 of each Unit shall be allocated to each Share contained in such Unit; and (b) $0.01 of each Unit shall be allocated to the right to purchase one share of Common Stock represented by the Warrant.

ARTICLE 3

Closing and Deliverables

3.1 The Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Units shall take place at a closing to be held at the offices of McKenna Long & Aldridge LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308, on the date which is two business days after all conditions to closing listed herein are satisfied or waived by the party whose performance is conditioned or such other time as may be agreed upon by the Company and the Purchaser; provided, however, that in the event all conditions to closing are not satisfied or waived by the party whose performance is conditioned on or before the 30th day following the date of this Agreement, either party may unilaterally terminate this Agreement by providing notice to the other in accordance with Article 8 herein, whereupon both parties shall be relieved from any further performance or obligation hereunder. The closing is referred to herein as the “Closing,” and the date of the Closing is referred to herein as the “Closing Date.”

3.2 Deliverables and Conditions to Closing.

(a) Conditions to the Company’s Obligations. The Company’s obligations to complete the purchase and sale of the Units and to deliver the stock certificate(s) and Warrant(s) therefor to Purchaser is subject to (i) receipt by the Company of immediately available funds in the full amount of the Purchase Price for the Units being purchased hereunder as set forth on Exhibit A attached hereto, (ii) approval by the Company’s Board of Directors of this Agreement, (iii) determination by the American Stock Exchange that the approval of this Agreement by the stockholders of the Company is not required, and (iv) a certificate, dated as of the Closing Date, executed by an authorized officer of Purchaser, to the effect that the representations and warranties made by Purchaser in this Agreement are accurate in all material respects as of the Closing Date and to the effect that Purchaser has fulfilled in all material respects those undertakings of Purchaser in this Agreement to be fulfilled on or prior to the Closing.

(b) Conditions to the Purchaser’s Obligations. Purchaser’s obligation to complete the purchase and sale of the Units is subject to delivery by the Company to Purchaser of (i) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company, to the effect that the representations and warranties of the Company set forth in Article 4 below are accurate in all material respects as of the Closing Date and to the effect that the Company has fulfilled in all material respects those undertakings of the Company to be fulfilled on or prior to the Closing, (ii) instructions in the form of Exhibit C attached hereto to the Company’s transfer agent to deliver to Purchaser one or more stock certificates issued in the name of Purchaser, or in such nominee name(s) as designated by Purchaser in writing, representing the number of Shares set forth opposite Purchaser’s name on Exhibit A attached hereto, and (iii) a Warrant to purchase the number of Warrant Shares set forth opposite Purchaser’s name on Exhibit A attached hereto.

ARTICLE 4

Representations, Warranties and Covenants of the Company

Except as set forth in the Company’s SEC Reports or on the corresponding sections of the Company Disclosure Schedule, or as specifically contemplated by this Agreement, the Company hereby represents and warrants to, and covenants with, Purchaser as of the Closing Date as follows:

4.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Other than Urogen Acquisition Corporation and Vascular Genetics Inc. (“VGI”), the Company does not own, of record or beneficially, any direct or indirect equity or other interest in any Subsidiary.

4.2 Authority, Enforcement and Validity. The Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Subject to the conditions set forth in Section 3.2(a), the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due execution and delivery hereof by each other party hereto and subject to the conditions set forth in Section 3.2(a)) this Agreement constitutes, or upon its execution shall constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and (ii) the effect of general equitable principles, regardless of whether asserted in a proceeding in equity or at law.

4.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock (of which Preferred Stock there are designated 40,000 shares of Series A Preferred Stock, 13,000 shares of Series B Preferred Stock, 17,000 shares of Series C Preferred Stock and 1,400,000 shares of Series D Preferred Stock). As of March 1, 2004, (a) 12,016,827 shares of Common Stock are issued and outstanding, (b) 2,163,225 shares of Common Stock are reserved for issuance pursuant to options granted pursuant to the Company’s 1995 Stock Plan, 1995 Directors Option Plan, 1999 Stock Plan, and 2002 Stock Plan, (c) 1,011,265 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants, (d) 2,000 shares of Series C Preferred Stock are issued and outstanding, (e) 1,385,377 shares of Series D Preferred Stock are issued and outstanding, and (f) 556,903 shares of Common Stock are reserved for issuance to the former stockholders of VGI to indemnify such stockholders against certain losses as set forth in an Agreement and Plan of Reorganization dated September 12, 2002, as amended, between the Company and VGI. Except as set forth in this Section, in the Company’s SEC Reports or in the Company Disclosure Schedule, there are no outstanding options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company, excluding occasional grants of options to members of the Company’s Board of Directors for attendance at meetings pursuant to established policies.

4.4 Issuance of Shares. At the Closing, the Shares and Warrants will have been duly and validly issued, fully paid and non-assessable, and the issuance of the Shares and Warrants shall not be subject to preemptive or other similar rights, except for such rights that have been waived. The Warrant Shares, if and when issued, sold and delivered in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable, and the issuance of such Warrant Shares shall not subject to any preemptive or similar rights, except for such rights that have been waived.

4.5 No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby does not (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation or by-laws, (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries, or (c) conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

4.6 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Company does not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority other than (a) any approval of, filing with or notification to the American Stock Exchange, including the approval of the listing of the Shares and Warrant Shares on such exchange, and (b) such registrations, filings and authorizations as may be required under applicable federal and state securities laws, including, without limitation, the Registration Statement and a declaration as to the effectiveness of such Registration Statement.

4.7 SEC Reports. The Company has filed all forms, reports and documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act during the twelve (12) months preceding the date of this Agreement. As of their respective filings dates, the Company’s SEC Reports (a) were prepared in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and (b) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.8 Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company’s SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, and would not have, a Material Adverse Effect).

4.9 Absence of Certain Changes. Except as set forth in the Company’s SEC Reports or in Section 4.9 of the Company Disclosure Schedule, since the date of the balance sheet in the Company’s most recently filed SEC Report, the business of the Company has been conducted in the ordinary course, in a manner consistent with past practices and there has been no Material Adverse Effect.

4.10 Litigation. Except as set forth in the Company’s SEC Reports or in Section 4.10 of the Company Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before any court, public board, government agency, self-regulatory agency or other body pending or, to the knowledge of the Company, threatened by or against the Company or either of its two Subsidiaries which has resulted or would reasonably be expected to have a Material Adverse Effect.

4.11 Disclosure. Except as set forth on Section 4.11 of the Company Disclosure Schedule, the Company confirms that neither it nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information.

4.12 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Units hereunder for general corporate and working capital purposes.

ARTICLE 5

Representations, Warranties and Covenants of Purchaser

Except as set forth on the corresponding sections of the Purchaser Disclosure Schedule or as specifically contemplated by this Agreement, Purchaser hereby represents and warrants to, and covenants with, the Company as of the Closing Date as follows:

5.1 Organization. Purchaser is an entity duly organized, validly existing and in good standing under the laws of its state of organization and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted.

5.2 Authority, Enforcement and Validity. Purchaser has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due execution and delivery hereof by the Company) this Agreement constitutes, or upon its execution shall constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and (ii) the effect of general equitable principles, regardless of whether asserted in a proceeding in equity or at law.

5.3 No Conflict. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby does not (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation, by-laws or other organizational or governing documents, (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its Subsidiaries, or (c) conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any material agreement, indenture or instrument to which Purchaser or any of its

Subsidiaries is a party, except for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

5.4 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Purchaser does not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority.

5.5 Accredited Investor and Investment Experience. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. In addition, Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares and Warrants.

5.6 Availability of Funds. Purchaser currently has sufficient immediately available funds in cash and will at the Closing have sufficient immediately available funds in cash to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated thereby.

5.7 Investment Intent. Purchaser is acquiring the Units for its own account solely for the purpose of investment and not as a nominee or agent and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, Warrants or Warrant Shares except in accordance with the provisions of Article 6 of this Agreement.

5.8 Information and Risk.

(a) Purchaser has requested, received, reviewed and considered all information Purchaser deems relevant in making an informed decision to purchase the Shares and Warrants. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to Purchaser’s satisfaction, provided that such inquiries do not impair the rights of Purchaser to rely on the representations and warranties of the Company as set forth in Article 4.

(b) Purchaser recognizes that an investment in the Shares and Warrants involves a high degree of risk, including a risk of total loss of Purchaser’s investment. Purchaser is able to bear the economic risk of holding the Shares and Warrants for an indefinite period or complete loss of the investment, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares and Warrants.

(c) Purchaser has, in connection with Purchaser’s decision to purchase the Shares and Warrants, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the SEC Reports, and Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares and Warrants, relied solely upon the advice of Purchaser’s own counsel and has not relied upon or consulted any counsel to the Company.

5.9 Disclosures to the Company. Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under applicable federal and state securities laws. Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement or Prospectus regarding Purchaser. For purposes of the requirements of state securities laws, Purchaser represents that it is solely a resident of the state set forth opposite Purchaser’s name on Exhibit A attached hereto and that the offer and purchase of the Shares and the Warrants pursuant hereto has and will occur solely in such state.

5.10 Legends.

(a) Purchaser understands that, until such time as the Shares and the Warrant Shares into which the Warrant is convertible may be sold under an effective registration statement under the Securities Act, or an exemption under the Securities Act and applicable state securities laws, the Shares and the Warrant Shares into which the Warrant is convertible will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction. These securities have been acquired for investment and not with a view to, or in connection with, the distribution thereof. The securities may not be offered, sold, pledged, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act and applicable state securities laws, unless sold pursuant to an exemption under the Securities Act and applicable state securities laws.”

(b) Such certificates shall not be required to contain such legend (i) while a Registration Statement covering the resale of such Shares and Warrant Shares is effective under the Securities Act, (ii) following any sale of such Shares and Warrant Shares pursuant to Rule 144, or (iii) if such Shares and Warrant Shares are eligible for sale under Rule 144(k). Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for certain Shares or Warrant Shares, the Company will use commercially reasonable efforts to, no later than five (5) trading days following the delivery by Purchaser to the Company or its transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to Purchaser a certificate representing such securities that is free from all restrictive and other legends.

5.11 Reserved.

5.12 Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

5.13 Disclosure. Purchaser confirms that neither it nor any other Person acting on its behalf has received any information that constitutes or might constitute material, non-public information.

ARTICLE 6

Registration of the Shares; Compliance with the Securities Act

6.1 Registration Procedures and Expenses.

(a) Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement, the Company will:

(1) as soon as practicable, but in no event later than the later to occur of: (i) thirty (30) days following the Closing Date and (ii) April 30, 2004, use commercially reasonable efforts to prepare and file with the SEC a Registration Statement;

(2) use commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act no later than one hundred twenty (120) days after the Closing Date;

(3) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective until the earliest of (i) the second anniversary of the Closing Date, or (ii) such time as all Shares purchased by Purchaser have been sold;

(4) so long as the Registration Statement is effective covering the resale of Shares owned by Purchaser, furnish to Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and such other documents as Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to Purchaser shall be subject to the receipt by the Company of reasonable assurances from Purchaser that Purchaser will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

(5) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which the Company is not now so qualified or has not so consented; and

(6) bear all expenses in connection with the procedures in paragraphs (a) through (c) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to Purchaser or underwriting discounts, brokerage fees and commissions incurred by Purchaser, if any.

(b) In the event that the Registration Statement is not declared effective by the SEC on or before the one hundred twentieth (120th) day after the Closing Date for Purchaser, the Company shall pay to Purchaser liquidated damages in a cash amount equal to one-thirtieth of one percent (1/30 of 1%) of the Purchase Price paid by Purchaser for each day after such one hundred twentieth (120th) day that the Registration Statement is not declared effective; provided, however, that such fees in the aggregate shall in no event to exceed eight percent (8%) of the Purchase Price.

(c) Notwithstanding Section 6.1(a) and (b): (i) the Company shall be permitted to suspend the actions required under Sections 6.1(a)(1) through (3) to the extent necessary in connection with any Strategic Event or any negotiations or discussions in connection therewith; and (ii) the Company shall not be required to pay any fee pursuant to Section 6.1(b) to the extent the payment of such fee is related to such suspension.

(d) Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement or Prospectus regarding Purchaser or its plan of distribution.

6.2 Restrictions on Transferability.

(a) Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws, except as contemplated in the Registration Statement referred to in Section 6.1 or pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends set forth in Section 5.10.

(b) Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives Purchaser written notice that Purchaser may thereafter effect sales pursuant to said prospectus.

(c) None of the Shares shall be transferable except upon the conditions specified in this Article 6, which are intended to ensure compliance with the provisions of the

Securities Act. Purchaser will cause any proposed transferee of the Shares held by Purchaser to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Article 6 if and to the extent that such Shares continue to be restricted securities in the hands of the transferee.

6.3 Termination of Conditions and Obligations. The conditions precedent imposed by Section 6.2 above regarding the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the date on which Purchaser may sell without volume limitations all such Shares then held by Purchaser without registration by reason of Rule 144 or any other rule of similar effect.

ARTICLE 7

Indemnification

7.1 Survival of Representations and Warranties. The representations, warranties, covenants, agreements and indemnities of the Company and Purchaser contained in this Agreement shall survive the Closing Date and remain in full force and effect until the first anniversary of the Closing Date.

7.2 Indemnification by the Company. The Company shall indemnify, defend and hold harmless Purchaser and each Person, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act (each, a “Purchaser Indemnified Party”) from and against any and all Claims and Losses actually suffered or incurred by such Purchaser Indemnified Parties arising out of or resulting from (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or in any amendments or supplements thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (b) the breach by the Company of any of its representations or warranties in this Agreement; provided, however, the foregoing indemnities shall not apply to any Claims and Losses arising out of or resulting from (x) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Purchaser Indemnified Party, or (y) the breach by Purchaser of any if its representations or warranties or the failure of Purchaser to comply with any of the covenants and agreements in this Agreement, or (z) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

7.3 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each, a “Company Indemnified Party”) from and against any and all Claims and Losses actually suffered or incurred by such Company Indemnified Parties arising out of or resulting from (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or in any amendments or supplements thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading based upon information furnished to the Company by Purchaser, (b) the breach by Purchaser of any if its representations or warranties in this Agreement, or (c) the failure of Purchaser to comply with any of the covenants and agreements in Section 6.1(d) or 6.2 of this Agreement; provided, however, the foregoing indemnities shall not apply to any Claims and Losses arising out of or resulting from the breach by the Company of any if its representations or warranties or the failure of the Company to comply with any of the covenants and agreements in this Agreement.

7.4 Limitations for Indemnification. In no event shall the Company be required to indemnify Purchaser, and its Purchaser Indemnified Parties, hereunder in excess of an amount equal to the Purchase Price paid by Purchaser to the Company on the Closing Date. In no event shall Purchaser be required to indemnify the Company, and its Company Indemnified Parties, hereunder in excess of an amount equal to the Purchase Price paid by Purchaser to the Company on the Closing Date.

7.5 Procedures for Indemnification. An indemnified party hereunder shall notify the indemnifying party, in writing, of any claim for indemnification, specifying in reasonable detail the nature of the Claims and Losses and, if known, the amount or an estimate of the amount of the Claims and Losses. In the event of a claim by any third party, or if there is any claim against a third party available by virtue of the circumstances of the Claims and Losses, the indemnifying party may assume the defense or the prosecution thereof by prompt written notice to indemnified party including the employment of counsel or accountants, at its cost and expense; provided, however, if the defendants in any such action include both the indemnifying party and the indemnified party and such parties shall have reasonable concluded that there may be a conflict between the positions of such parties in conducting the defense of any such action, the indemnified party shall have the right to select separate legal counsel to assume such defense and otherwise participate in such action at the indemnifying party’s expense. The indemnified party shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate therein, but the fees and expenses of such counsel employed by the indemnified party shall be at its expense. The indemnifying party shall not be liable for any settlement of any such Claims and Losses effected without its prior written consent, which shall not be unreasonably withheld; provided that if the indemnifying party does not assume the defense or prosecution of a third-party claim as provided above within thirty (30) days after notice thereof from the indemnified party, the indemnified party may settle such claim without the indemnifying party’s consent. The indemnifying party shall not agree to a settlement of any Claims and Losses which provides for any relief other than the payment of monetary damages or which could have a material precedential impact or effect on the business or financial condition of the indemnified party without the indemnified party’s prior written consent. Whether or not the indemnifying party chooses to so defend or prosecute such claim, both parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

ARTICLE 8

Notices

8.1 Notices Generally. Any notice, request, demand, instruction or other document to be given hereunder (a “Notice”) by any party hereto to another party hereto shall be in writing and sent by facsimile or delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, and addressed as set forth in this Article 8 below. Any Notice sent by facsimile shall be deemed to have been duly given to the party to whom it is sent upon written confirmation of receipt, provided that a copy of such fax is delivered personally or mailed to the recipient within one business day of the date of the fax, in the manner herein provided. Any Notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any Notice which is delivered by overnight courier in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed on the second business day after deposit with such overnight courier. Any Notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

8.2 Notices to the Company. All Notices to the Company shall be addressed to the following addresses or at such other address or addresses as may have been previously furnished to Purchaser by Notice in accordance with this Article 8:

Corautus Genetics Inc.

75 Fifth Street, NW, Suite 313

Atlanta, GA 30308

Attention: Chief Executive Officer

With a copy to:

McKenna Long & Aldridge LLP

303 Peachtree Street, Suite 5300

Atlanta, GA 30308

Attention: Robert E. Tritt, Esq.

8.3 Notices to Purchaser. All Notices to Purchaser shall be addressed to the following address or at such other address or addresses as may have been previously furnished to the Company by Notice in accordance with this Article 8.

Millennium Partners, L.P.

666 5th Avenue, 8th Floor

New York, NY 10103

Attention: Steve Lisi

ARTICLE 9

General Provisions

9.1 Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the federal and state courts located in the State of Georgia and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court or in the event any such court has determined that it is without jurisdiction.

9.2 Entire Agreement. This Agreement (including the Exhibits, which are incorporated herein, and the Warrants issued hereunder) constitutes the entire agreement between the Company and Purchaser and supersedes any prior understanding or agreement among them respecting the subject matter hereof. Except as specifically set forth herein, neither the Company nor Purchaser make any representation, warrant, covenant or undertaking with respect to such matters.

9.3 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of the Company and Purchaser.

9.4 No Waiver. No waiver of any provision hereof will be valid or binding on a party hereto unless such waiver is in writing and signed by or on behalf such party. The delay or failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions.

9.5 Severability. In case any one or more of the provisions contained in this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect against any party, such invalidity, illegality, or unenforceability shall only apply to such party in the specific jurisdiction where such judgment shall be made, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except that this Agreement shall not be reformed in any way that will deny to any party the essential benefits of this Agreement, unless such party waives in writing its rights to such benefits.

9.6 Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.7 Headings. Article, Section and other headings contained in this Agreement are inserted for convenience only and shall not be construed to define, interpret, describe or limit the scope, extent or intent of this Agreement or any provision hereof

9.8 Counterparts and Facsimile. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

<Signatures on Following Pages>

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Corautus Genetics Inc., a Delaware corporation

By:	/s/ Richard E. Otto
Richard E. Otto Chief Executive Officer

<Signatures Continued on Following Page>

EXECUTION PAGE

PURCHASER:

Millennium Partners, L.P.
By:	Millennium Management LLC (its managing partner)

By:	/s/ Michael Zuckerman
Name:
Title:	Chief Operating Officer

EXECUTION PAGE

EXHIBIT A

Name and Address of Purchaser	State of Residence	Aggregate Purchase Price	Number of Units	Number of Shares	Number of Warrant Shares
Millennium Partners, L.P. 666 5th Avenue, 8th Floor New York, NY 10103	NY	$1,999,972.48	16,711	334,220	16,711

A-1

EXHIBIT B

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER. ANY TRANSFER OF THIS WARRANT OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS ALSO SUBJECT TO THE TERMS SET FORTH IN THIS WARRANT.

WARRANT TO PURCHASE

COMMON STOCK

of

CORAUTUS GENETICS INC.

Void after March     , 2009

This certifies that, for value received,             , or registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from Corautus Genetics Inc., a Delaware corporation (the “Company”),              (            ) shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, as constituted on             , 2004 (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the notice of exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price then in effect as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall mean this Warrant, which is one of a series of warrants dated on or about the date hereof issued for shares of Common Stock of the Company (“Common Stock Warrants”) pursuant to that certain Common Stock and Warrant Purchase Agreement, dated March     , 2004, between the Company and various purchasers (the “Purchase Agreement”).

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., eastern time, on March     , 2009 and shall be void thereafter.

2. Exercise Price. The exercise price at which this Warrant may be exercised shall be $             per share of Common Stock, as adjusted from time to time pursuant to Section 10 hereof (such exercise price, as adjusted, referred to as the “Exercise Price”).

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 1,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 10 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company of the purchase price of the shares to be purchased.

(b) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (calculated on a per share basis) therefor (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

PFD = WPFD (FMV-EP)
FMV
Where:
	PFD =	the number of shares of Common Stock to be issued to the Holder

	WPFD =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

	FMV =	the fair market value of one share of Common Stock (at the date of such calculation) as determined below

	EP =	Exercise Price (as adjusted to the date of such calculation) of this Warrant

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Board, with the Holder’s representatives abstaining, in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per share shall be equal to the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National

Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal, averaged for the five trading days prior to the date of determination of the fair market value.

(c) The person entitled to receive the shares Common Stock issuable upon the foregoing exercise or deemed exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within five days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. Subject to Section 10 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

7. Transfer of Warrant.

(a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Any transfer of this Warrant is also subject to the provisions of Section 6.2 of the Purchase Agreement.

(d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and applicable state securities laws and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii) All shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation to provide sufficient reserves of shares Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9. Amendments.

(a) Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than fifty percent (50%) of the shares of Common Stock issuable upon exercise of any and all outstanding Common Stock Warrants, even without the consent of the Holder. Any amendment effected in accordance with this Section 9 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Common Stock Warrants. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this Section 9.

(b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon each adjustment in the Exercise Price pursuant to this subsection, the number of shares of such securities purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend (except for distributions specifically provided for in the foregoing subsection (b) and (c) of this Section 10), then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

11. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Georgia

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the              day of             , 200    .

CORAUTUS GENETICS INC.

By:
Richard E. Otto, Chief Executive Officer

NOTICE OF EXERCISE

TO: CORAUTUS GENETICS INC.

(1) The undersigned hereby elects to purchase                  shares of Common Stock of CORAUTUS GENETICS INC., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfer unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of or Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  attorney to make such transfer on the books of CORAUTUS GENETICS INC. maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:	Signature of Holder

EXHIBIT C

FORM OF INSTRUCTIONS TO TRANSFER AGENT

C-1

                        , 2004

Mr. William Garza

US Stock Transfer Corporation

1745 Gardena Avenue

Glendale, CA 91204

Dear Mr. Garza,

Please accept this letter as authorization to issue one certificate to Millennium Partners, L.P. for                      shares of common stock, par value $0.001 per share, of Corautus Genetics Inc., and so record such issuance on the stock register. The certificate shall be dated     , 200    . In addition, please affix the following legend on the certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Finally, please deliver the new certificate to the stockholder’s address of record, which is as follows:

Millennium Partners, L.P.

666 5th Avenue, 8th Floor

New York, NY 10103

Attention: Steve Lisi

Thank you for your attention in this matter. Should you have any questions, please do not hesitate to contact me.

Sincerely,

Jack W. Callicutt
Vice President - Finance and Administration

cc:    Richard E. Otto, Chief Executive Officer

C-2

EXHIBIT D

COMPANY DISCLOSURE SCHEDULE

None.

D-1

EXHIBIT E

PURCHASER DISCLOSURE SCHEDULE

None.

E-1